As filed with the Securities and Exchange Commission on August 14, 2006

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma (Address of Principal Executive Offices)	74135 (Zip Code)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Steven B. Hildebrand Senior Executive Vice President and Chief Financial Officer 5330 East 31st Street Tulsa, Oklahoma 74l35 (918) 669-2288	Stephen W. Ray, Esq. Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. 320 South Boston, Suite 400 Tulsa, Oklahoma 74103 (918) 594-0415

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	500,000 shares (1)	$39.44 (2)	$19,720,000 (2)	$2,110.04

________________________

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on August 11, 2006.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The documents containing the information required by this item will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and any of the other documents required to be delivered to participants of the Dollar Thrifty Automotive Group, Inc. Employee Stock Purchase Plan (the “Plan”) pursuant to Rule 428(b) are available without charge by contacting:

Todd Dallenbach, Executive Director -- Investor Relations

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

(918) 669-2414

todd.dallenbach@dtag.com

For additional information about the Plan and its administrators please contact:

James J. White, Executive Director of Compensation, Benefits and HRIS

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

(918) 669-3406

james.white@dtag.com

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the SEC by Dollar Thrifty Automotive Group, Inc. (the “Company”) (Commission File Number 1-13647) for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed March 14, 2006.

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2.	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006 filed May 5, 2006 and August 8, 2006, respectively.

3.	All Current Reports on Form 8-K of the Company filed after December 31, 2005.

4.

The description of the Company’s common stock, par value $.01 per share (the “Common Stock”) contained in the Section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997, and any amendment or report filed with the SEC for the purpose of updating such description of Common Stock.

All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.	DESCRIPTION OF SECURITIES

The Company’s Common Stock is registered under Section 12(b) of the Exchange Act and thus, this item is not applicable. In addition, the Plan interests being registered need not be described pursuant to this item.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

The Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

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In accordance with Delaware Law, the Certificate of Incorporation of the Company provides that no directors shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of fiduciary duty as a director including any such breaches resulting from gross negligence.

Pursuant to the underwriting agreements filed as exhibits to the Company’s registration statement relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.

The directors and officers of the Company are covered by directors’ and officers’ liability insurance policies.

To provide additional indemnification to the directors and certain officers of the Company, the Company has entered into indemnification agreements with such directors and officers indemnifying them to the fullest extent permitted by Delaware Law against any actions, suits or proceedings by reason of them serving in their representative capacities.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description
3.1

Certificate of Incorporation of the Company, filed as the same numbered exhibit with the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

5.4	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered**
10.108	Dollar Thrifty Automotive Group, Inc. Employee Stock Purchase Plan (adopted by shareholders on May 18, 2006), filed as the same numbered exhibit with the Company’s Form 8-K filed May 24, 2006*
15.22	Letter from Deloitte & Touche LLP regarding interim financial information**
23.30	Consent of Deloitte & Touche LLP**
23.31	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.4)**

________________________________

*Incorporated by reference

**Filed herewith

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ITEM 9.     UNDERTAKINGS

Rule 415 Offerings

The Company hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Documents Incorporated by Reference

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 14, 2006.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: /s/ GARY L. PAXTON

Name: Gary L. Paxton

Title: President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ GARY L. PAXTON Gary L. Paxton	Chief Executive Officer President and Director	August 14, 2006
/s/ STEVEN B. HILDEBRAND Steven B. Hildebrand	Senior Executive Vice President Principal Financial Officer Principal Accounting Officer and Chief Financial Officer	August 14, 2006
/s/ THOMAS P. CAPO Thomas P. Capo	Chairman of the Board and Director	August 14, 2006
/s/ MOLLY SHI BOREN Molly Shi Boren	Director	August 14, 2006
/s/ MARYANN N. KELLER Maryann N. Keller	Director	August 14, 2006
/s/ EDWARD C. LUMLEY Edward C. Lumley	Director	August 14, 2006
/s/ RICHARD W. NEU Richard W. Neu	Director	August 14, 2006
/s/ JOHN C. POPE John C. Pope	Director	August 14, 2006
/s/ JOHN P. TIERNEY John P. Tierney	Director	August 14, 2006
/s/ EDWARD L. WAX Edward L. Wax	Director	August 14, 2006

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The Plan

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 14, 2006.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: /s/    JAMES J. WHITE

Name: James J. White

Title: Administrator

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                                                                               INDEX TO EXHIBITS

Exhibit No.	Description
5.4	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Common Stock being registered
15.22	Letter from Deloitte & Touche LLP regarding interim financial information
23.30	Consent of Deloitte & Touche LLP
23.31	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.4)

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